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CONFIDENTIAL

MorphoSys AG Semmelweisstrasse 7 82152 Planegg Federal Republic of Germany	November 16, 2023

RE:    MorphoSys AG
Registration Statement on Form F-3
Ladies and Gentlemen:
We have acted as special counsel to MorphoSys AG, a stock corporation organized under the laws of the Federal Republic of Germany (the "Company"), in connection with the registration statement on Form F-3 (the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the "Rules and Regulations"), of ordinary bearer shares with no par value of the Company from a capital increase (the "New Ordinary Shares"), which may be represented by American Depositary Shares, each representing one-fourth of a New Ordinary Share, to be registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich (the "Commercial Register"). The

MorphoSys AG
November 16, 2023

New Ordinary Shares shall be created by way of the increase of the registered share capital of the Company and the issuance by the Company of new ordinary bearer shares with a notional par value of € 1.00 per share.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act").
    In rendering the opinions stated herein, we have examined and relied upon the following:
(a)    the Registration Statement;
(b)    an excerpt from the Commercial Register relating to the Company, obtained from the electronic commercial register on November 16, 2023; and
(c)    a copy of the articles of association (Satzung) of the Company, obtained from the electronic commercial register on November 16, 2023.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, the legal capacity (Geschäftsfähigkeit) of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
As used herein, "Transaction Agreements" means any applicable underwriting or purchase agreement.
The opinion stated in paragraph 2 below presumes that all of the following (collectively, the "general conditions") shall have occurred prior to the issuance of the New Ordinary Shares referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such New Ordinary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the annual general meeting (ordentliche Hauptversammlung) of the Company shall have authorized the management board

MorphoSys AG
November 16, 2023

(Vorstand) of the Company to increase the Company's registered share capital with approval of the supervisory board (Aufsichtsrat) of the Company by up to the amount of New Ordinary Shares to be issued, all at once or in several installments, against contributions in cash and/or contributions in kind (v) the supervisory board and the management board of the Company shall have taken all necessary corporate action to approve the issuance and sale of such New Ordinary Shares and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the supervisory board and the management board of the Company; and (vi) the terms of the applicable Transaction Agreements and the issuance and sale of such New Ordinary Shares have been duly established in conformity with the articles of association of the Company so as not to violate any applicable law, the articles of association of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing and subject to the limitations and qualifications stated below, we are of the opinion that:
1.    The Company is a stock corporation (Aktiengesellschaft) validly existing under the laws of the Federal Republic of Germany and is registered in the Commercial Register under HRB 121023.
2.    Upon due authorization of the issuance of the New Ordinary Shares by all requisite corporate action on the part of the Company under German corporate law, subscription of and payment for the New Ordinary Shares, the registration of the resolution and execution (Durchführung) of the capital increase relating to the New Ordinary Shares in the Commercial Register and due issuance, execution and delivery of the share certificate representing the New Ordinary Shares, each as contemplated by the applicable Transaction Agreements, the New Ordinary Shares will be validly issued, fully paid and non-assessable.
This opinion is given only with respect to Applicable Laws as in effect on the date hereof, which laws are subject to change, possibly with retroactive effect. As used herein, the term "Applicable Laws" means the laws, rules and regulations of the Federal Republic of Germany and laws of the European Union to the extent directly applicable in the Federal Republic of Germany as applicable to transactions of the type contemplated by the Registration Statement. We do not express any opinion with regard to German tax law. Insofar as the opinions expressed herein relate to matters governed by laws other than those of the Federal Republic of Germany and laws of the European Union that are directly applicable in the Federal Republic of Germany, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.
The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to

MorphoSys AG
November 16, 2023

update or supplement these opinions which are rendered based on the facts, circumstances and Applicable Laws in existence on the date hereof.
We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.
Very truly yours,

                        /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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